SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]

Preliminary Information Statement

[   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ACOLA CORP.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of transaction:

5)

Total fee paid:

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Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

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4)

Date Filed:

INFORMATION STATEMENT

OF

ACOLA CORP.

5503 BLOSSOM STREET

HOUSTON, TEXAS 77007

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about March 25, 2004 to the holders of record as of the close of business on March 12, 2004 of the common stock of Acola, Corp. (“Acola”).

Acola's Board of Directors has approved, and one stockholder owning 17,853,578 shares of Acola’s common stock (the “Common Stock”) outstanding as of March 12, 2004, have consented in writing to the action described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law and Acola's By-Laws to approve the action.  Accordingly, the action will not be submitted to the other stockholders of Acola for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

GENERAL

Acola will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  Acola will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Acola's common stock.

Acola will only deliver one Information Statement to multiple security holders sharing an address unless Acola has received contrary instructions from one or more of the security holders.  Upon written or oral request, Acola will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:

Acola Corp.

Attn.: Godfrey Chin Tong Hui

Chinachem Century Tower Suite 2102

178 Gloucester Road

Wanchai, Hong Kong

China

001-852-2833-2186

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Acola's Bylaws and the Delaware General Corporation Act, a vote by the holders of at least a majority of Acola's outstanding capital stock is required to effect the action described herein.  Acola's Certificate of Incorporation does not authorize cumulative voting.  As of the record date, Acola had 20,752,542 voting shares of Common Stock issued and outstanding of which 10,376,272 shares are required to pass any stockholder resolutions.  The consenting stockholder, who consist s of one current stockholder of Acola is the record and beneficial owner of 17,853,578 shares of Acola’s Common Stock outstanding as of March 12, 2004, which represents approximately 86.0% of the issued and outstanding shares of Acola’s Common Stock.  Pursuant to Section 228(a) of the Delaware General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated March 11, 2004, attached hereto as Exhibit A.  No consideration was paid for the consent. The consenting stockholders' names, affiliations with Acola, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage

Teda Travel Incorporated		17,853,578	86.0%

Total		17,853,578	86.0%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2004, certain information regarding the ownership of Acola’s capital stock by each director and executive officer of Acola, each person who is known to Acola to be a beneficial owner of more than 5% of any class of Acola’s voting stock, and by all officers and directors of Acola as a group.  Unless otherwise indicated below, to Acola’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of all classes of Acola common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 12, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 20,752,542 shares of Common Stock issued and outstanding on a fully diluted basis, as of March 12, 2004.

Title of Class	Name and Address Of Beneficial Owners	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)

Common Stock	Godfrey Hui (1) Chinachem Century Tower Suite 2102 178 Gloucester Road Wanchai, Hong Kong China	17,853,578 shares Chief Executive Officer, Director	86.0%
Common Stock	Hon Ming Wong Chinachem Century Tower Suite 2102 178 Gloucester Road Wanchai, Hong Kong China	0 shares Chief Financial Officer, Director	0%
Common Stock	Zhi Ying Chang Chinachem Century Tower Suite 2102 178 Gloucester Road Wanchai, Hong Kong China	0 shares Chairwoman of the Board	0%
Common Stock	All officers and directors as a group (three (3) persons)	17,853,578	86.0%

__________

(1)

Mr. Hui is the Chief Executive Officer and Director of Teda Travel Incorporated which was issued 17,853,578 shares of the Company’s common stock pursuant to the Agreement, making his indirect beneficial ownership equal to 17,853,578 shares.

(1)

The number of outstanding shares of the Common Stock of Acola is based upon 20,752,542 shares ..

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Acola’s Board of Directors (the “Board”) and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION 1

AMENDMENT OF ARTICLES OF INCORPORATION

The Board and the consenting stockholders unanimously adopted and approved the amendment and restatement of Teda’s Articles of Incorporation (the “Amendment & Restatement”) to, among other things:

(i)

Change the name of the Company to Teda Travel Group Inc. ;

(ii)

To eliminate the designation and classification of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to have just one class of Preferred Stock;

(iii)

To simplify the rights of Common Stock holders and Preferred Stock holders;

(iv)

To eliminate the classified board structure

(v)

To eliminate limitations on acquisition of control shares and certain business combinations; and

(vi)

To make such other changes accurately reflecting the current information of Acola.

The text of the Amendment & Restatement is attached as an exhibit to Exhibit A.

It is the opinion of the Board that the Amendment & Restatement is desirable to allow for more efficient action by Acola and to have a name that reflects its major operations.  Rather than adopt further amendments to Acola’s Certificates of Incorporation, the Board and the consenting stockholder have adopted the Amended and Restated Certificate of Incorporation.  Doing so is preferable to Acola because the Amended and Restated Certificate of Incorporation will be simpler and more streamlined than certificates of incorporation that have been amended numerous times, which will be particularly useful to Acola when it requests certified copies of its Articles of Incorporation from the Delaware Secretary of State, which certified copies Acola will likely be required to produce in connection with any future corporate financings or acquisitions.  Although the Board has general plans to pursue corporate financings and acquisitions in the future, it has not identified any specific opportunities to do so at this time.

Under federal securities laws, Acola cannot file the Amendment & Restatement until at least 20 days after the mailing of this Information Statement.  The Amendment & Restatement will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the state of Delaware.

EXHIBIT A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY STOCKHOLDERS

OF

ACOLA CORP.

a Delaware Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Acola, Corp., a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by Sections 228 and 141(f) of the Delaware General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of March 12, 2004:

AMENDMENT & RESTATEMENT OF

CERTIFICATE OF INCORPORATION

WHEREAS, it is proposed that the Corporation amend and restate its Certificate of Incorporation, as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”) to, among other things: (i) change the name of the Company to Teda Travel Group Inc. ; (ii) to eliminate the designation and classification of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to have just one class of Preferred Stock; (iii) to simplify the rights of Common Stock holders and Preferred Stock holders; (iv) to eliminate the classified board structure; (v) to eliminate limitations on acquisition of control shares and certain business combinations; and (vi) To make such other changes accurately reflecting the current information of the Corporation;

WHEREAS, the Board and the consenting stockholder believe that amending and restating its Certificate of Incorporation as set forth in the Restated Certificate is advisable and in the best interest of the Corporation and its stockholders;

WHEREAS, the Board hereby directs that the stockholders of the Corporation consider the Restated Certificate.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated as set forth in the Restated Certificate attached hereto as Exhibit A.

RESOLVED FURTHER, that the Restated Certificate be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Restated Certificate, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

DIRECTOR:

/s/ JAMES BAXTER
James Baxter

STOCKHOLDER:

TEDA TRAVEL INCORPORATED

By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui
Chief Executive Officer
Record holder:
Common Shares: 17,853,578

EXHIBIT A TO THE

JOINT WRITTEN CONSENT OF THE

BOARD OF DIRECTORS AND

MAJORITY STOCKHOLDERS OF ACOLA CORP.

RESTATED CERTIFICATE

STATE of DELAWARE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Acola Corp., originally incorporated in the State of Delaware on September 10, 1993 under the name EC Capital, Ltd.  The Corporation then filed a Certificate of Amendment of Certificate of Incorporation on September 12, 1996 changing its name to Northern Lights Software, Ltd.  Another Certificate of Amendment of the Certificate of Incorporation changing its name to Formquest International, Ltd. was filed on September 3, 1997, a Certificate of Amendment of Certificate of Incorporation changing the name to MegaChain.com, Ltd. was filed on April 9, 1999, a Certificate of Amendment of Certificate of Incorporation changing the name to Acola Corp. was filed on October 12, 2001, a Restated Certificate of Incorporation was filed on November 26, 2001 and finally a Certificate of Amendment was filed on March 10, 2004.  This amended and restated certificate of incorporation has been duly adopted by the directors and stockholders in accordance with the provisions of Sections 242 and Section 245 of the General Corporation Law of the State of Delaware.

FIRST: The name of the corporation is Teda Travel Group Inc.

SECOND: The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.  The name of its registered agent at such address is the Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 105,000,000 shares, of which 100,000,000 shall be shares of common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  The shares of Common Stock and Preferred Stock may be issued by the corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders, except as otherwise provided by applicable law.  The powers, designations, preferences and relative, participating, optional and other rights of the Preferred Stock shall be provided for in a resolution or resolutions adopted by the board of directors of the corporation and set forth in a certificate of designations executed, acknowledged and filed as provided in Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article Fourth.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation. The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in the bylaws of the corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

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SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

EIGHTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporation, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding.  Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article Eighth.  The indemnification provided by this Article Eighth shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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I, the undersigned, for the purpose of amending and restating the certificate of incorporation of a corporation under the laws of the State of Delaware do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this March 12, 2004.

ACOLA, CORP.

By:	/s/ GODFREY CHIN TONG HUI
Godfrey Chin Tong Hui
Chief Executive Officer

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